Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130881) of Viacom Inc. of our report dated June 23, 2011, relating to the Financial Statements of the Viacom 401(k) Plan, which appears in this Form 11-K.

/s/     PRICEWATERHOUSECOOPERS LLP

New York, New York

June 23, 2011